Exhibit 99.1

FOR IMMEDIATE RELEASE:

Optio Software Announces Repurchase Plan

ALPHARETTA, Ga. – January 05, 2007 – Optio® Software (OTCBB:OPTO.OB), a leading provider of business process improvement solutions dedicated to helping customers manage and control the complete lifecycle of document-intensive processes, today announced that its Board of Directors has approved a share-repurchase plan of up to $2 million of its common stock over the next 12 months.  The timing, price and volume of repurchase will be based on market conditions, relevant securities laws and other factors.  The company will cease the repurchase plan if its cash balance falls below $9 million.  The share repurchases may be made on the open market or in privately negotiated transactions.  The share repurchase plan does not require the company to repurchase any specific number of shares and the company may terminate the repurchase plan at any time.

As a condition to entering into the plan, several of the company’s largest shareholders have agreed not to sell shares on the open market while the repurchase plan is in effect.  These investors can terminate this restriction by providing 30 days written notice to the company.  If this occurs, the Board of Directors will consider what actions to take, including terminating the repurchase plan.

“The share repurchase plan underscores our belief in Optio’s future,” said C. Wayne Cape, Optio’s President and Chief Executive Officer.  “Repurchasing shares at current valuation levels is a prudent use of cash and represents an opportunity to enhance long-term shareholder value.”

About Optio Software, Inc.

Optio Software, with 25 years of experience and more than 5,000 clients, worldwide, provides software solutions dedicated to automating, managing and controlling the entire lifecycle of document-intensive processes, while extending the value of their Enterprise Resource Planning (ERP) and Hospital Information Systems (HIS) applications.  More than 5,000 organizations rely on Optio Software for innovative business process improvement solutions that allow them to reduce transactional activities and focus on core responsibilities.  Headquartered in Alpharetta, Ga., Optio Software maintains European, Middle Eastern and African headquarters in Paris, France and sales offices in the United States, Germany and the United Kingdom. For more information about Optio Software or to contact a local Optio sales consultant, reach us at 770.576.3500 or visit our website at www.optio.com.

© Copyright 2007, Optio Software, Inc. All Rights Reserved. Optio is a registered trademark of Optio Software, Inc. Other companies and products mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release includes statements and other matters that could be considered to be forward-looking and subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. Optio’s actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks associated with Optio’s reliance on strategic marketing and reseller relationships, the collectibility of Optio’s accounts receivable, fluctuations in operating results because of acquisitions or dispositions, failure to integrate new products and newly acquired companies, diversion of management resources relating to acquisitions, reduction in cash reserves relating to acquisitions, challenges relating to acquisitions and the possibility that this may cause Optio to no longer be profitable, the negative effect on Optio’s earnings relating to the amortization or potential write-down of acquired assets or goodwill, failure to retain the business relationships with existing customers of acquisitions, changes in competition, changes in economic conditions in the U.S. and in other countries in which Optio currently does business (both general and relative to the technology industry), delays or inability to develop new or unique software, market acceptance of new products, the failure of new products to operate as anticipated, expectation of achieving and sustaining operating profits and earnings, including the timing of such cash flow and company performance, disputes regarding Optio’s intellectual property, risks relating to the delisting of our stock, possible adverse results of pending or future litigation, or risks associated with Optio’s international operations. These and additional factors are set forth in “Item 1.A. Risk Factors” included in Optio’s most recent Annual Report on Form 10-K. You should carefully review these risks and additional risks described in other documents Optio files from time to time with the Securities and Exchange Commission.

Contacts:

Laura Adams

Public Relations
Optio Software, Inc.
770-576-3582
ladams@optiosoftware.com